Exhibit 10


                    WAIVER, CONSENT AND AMENDMENT NO. 3

               THIS WAIVER, CONSENT AND AMENDMENT NO. 3 dated as of January 28, 2002 (this "Agreement") is made by and among STILLWATER MINING COMPANY, a Delaware corporation (the "Borrower"), and TORONTO DOMINION (TEXAS), Inc., as administrative agent (in such capacity, the "Administrative Agent"), for the Lenders (such capitalized term and all other capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement).

                            W I T N E S S E T H:

               WHEREAS, the Borrower, the Lenders, the Administrative Agent, NM Rothschild & Sons Limited, as technical agent, Westdeutsche Landesbank Girozentrale, New York Branch, as documentation agent, and TD Securities (USA) Inc., as lead arranger, have heretofore entered into that certain Credit Agreement, dated as of February 23, 2001 (as amended by Waiver, Consent and Amendment No. 1, dated as of June 27, 2001 and as further amended by Amendment No. 2 to Credit Agreement, dated as of November 30, 2001, the "Credit Agreement");

               WHEREAS, the Borrower intends to enter into one or more stock purchase agreements, pursuant to which one or more investors will agree to acquire certain shares of the Borrower's common stock for an aggregate amount not to exceed $75,000,000 (collectively, the "Stock Purchase Agreements");

               WHEREAS, the Borrower desires to have the Lenders (i) consent to the Borrower's execution, delivery and performance of the Stock Purchase Agreements, and (ii) waive any mandatory prepayment of the Term Loans triggered by the Stock Purchase Agreements, including the requirement in clause (c) of Section 3.1.1(c) of the Credit Agreement that the Borrower make a mandatory prepayment of the Term Loans in an amount equal to 50% of the Net Equity Proceeds from the stock sale evidenced by the Stock Purchase Agreements;

               WHEREAS, the Borrower desires to amend certain conditions precedent to the making of Credit Extensions under the revolving credit facility set forth in the Credit Agreement; and

               WHEREAS, the requisite Lenders are willing, on and subject to the terms and conditions set forth below, (i) to consent to the Borrower's entry into the Stock Purchase Agreements and to waive any mandatory prepayment of the Term Loans triggered by the Stock Purchase Agreements and (ii) amend Section 5.2.3 of the Credit Agreement;

               NOW THEREFORE, in consideration of the premises and the mutual agreement herein contained, the Borrower and the requisite Lenders hereby agree as follows:


                                 ARTICLE I

                                DEFINITIONS

               Section 1.1 Certain Definitions. The following terms (whether or not underscored) when used in this Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

               "Administrative Agent" is defined in the preamble.

               "Agreement" is defined in the preamble.

               "Borrower" is defined in the preamble.

               "Credit Agreement" is defined in the first recital.


                                 ARTICLE II

                             CONSENT AND WAIVER

               Section 2.1 Consent. Subject to the satisfaction of the conditions set forth in this Section 2.1 and in Section 3.1, the Lenders hereby consent to the Borrower's execution, delivery and performance of the Stock Purchase Agreements; provided, that the Administrative Agent shall have received (i) periodic working drafts thereof (as prepared), (ii) no later than the Business Day preceding the effectiveness of each such Stock Purchase Agreement, a certificate executed by an Authorized Officer of Borrower identifying the material terms of each Stock Purchase Agreement and (iii) on or before the date of effectiveness of each such Stock Purchase Agreement, a copy of each final executed document.

               Section 2.2 Waiver of Mandatory Prepayment. Subject to the satisfaction of the conditions set forth in Section 3.1, the Lenders hereby waive compliance by the Borrower with the provisions of clause (c) of
Section 3.1.1 of the Credit Agreement solely in connection with the Stock Purchase Agreements.

               Section 2.3 Amendment to Section 5.2.3. Section 5.2.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               SECTION 5.2.3. Officer's and Mining Consultant's
Certificates. (a) [INTENTIONALLY OMITTED].

                  (b) In the case of a Credit Extension that is the making of a Revolving Loan or the issuance of (or the extension of the Stated Expiry Date of) a Letter of Credit which, if made, would result in the aggregate amount of Revolving Loans and Letter of Credit Outstandings exceeding $25,000,000, the Administrative Agent and the Technical Agent shall have received with respect to the Fiscal Quarter most recently ended prior to such requested Credit Extension:

                           (i) an officer's certificate in the form of
                  Exhibit O hereto certifying (with such supporting documentation as the Administrative Agent or the Technical Agent may reasonably require) that (A) the Capital Expenditures made or committed to be made by the Borrower and its Subsidiaries on or prior to the last day of such Fiscal Quarter are consistent in all material respects with the Capital Expenditures reflected in the Borrower's Mine Plans, (B) construction and development progress prior to the last day of such Fiscal Quarter with respect to the Project will permit the Borrower to satisfy the total ounces of Palladium Production and Platinum Production set forth in the Mine Plans for the periods set forth in such Mine Plans, (C) the Borrower has no reason to believe that (1) the Capital Expenditures made (or to be made) on or prior to the last day of the upcoming Fiscal Quarter will be inconsistent in any material respect with the Capital Expenditures reflected in the Borrower's Mine Plans and (2) construction and development progress that is expected prior to the last day of the upcoming Fiscal Quarter with respect to the Project will not permit the Borrower to satisfy the total ounces of Palladium Production and Platinum Production set forth in the Mine Plans for the periods set forth in such Mine Plans and (D) for the 90-consecutive-day period ending on the last day of the month most recently ended prior to such request, the Borrower (1) milled an average of not less than 2,250 tons of ore per day at the Nye Mine and an average of not less than 900 tons of ore per day at the East Boulder Mine and (2) maintained combined Palladium and Platinum Production, measured in returnable ounces, of not less than 92% of the returnable ounces projected to be produced during such period under the Mine Plan for the Nye Mine and the Mine Plan for the East Boulder Mine (on a combined basis) at a cash cost per returnable ounce not exceeding 110% of the cash cost per returnable ounce obtained by taking the weighted average of the cash cost per returnable ounce reflected in the Mine Plan for the Nye Mine and the cash cost per returnable ounce reflected in the Mine Plan for the East Boulder Mine, such weighting to be based on the number of returnable ounces produced at the Nye Mine and the number of returnable ounces produced at the East Boulder Mine divided by the sum of such returnable ounces (it being understood that, in the event such 90-consecutive-day period covers a period during which the relevant Mine Plan or Mine Plans have an amount of returnable ounces and/or a cash cost per returnable ounce for a portion of such period that is different from the amount of returnable ounces or cash cost per returnable ounce for the other portion of such period, the minimum amount of returnable ounces and/or maximum cash cost per returnable ounce for purposes of this subclause (2) shall be based on the weighted average thereof, such weighting to be based on the number of days in each such period divided by 90), and

                           (ii) a certificate from the Mining Consultant in
                  the form of Exhibit P hereto certifying that the Mining Consultant is satisfied with the contents of the Borrower's officer's certificate delivered pursuant to the immediately preceding subclause (i);

provided that such certificates shall no longer be required following the attainment by the Borrower of combined Annual Palladium Production and Annual Platinum Production of at least 879,000 ounces.


                                ARTICLE III

                        CONDITIONS OF EFFECTIVENESS

               Section 3.1 Effectiveness. This Agreement shall be effective on the date first above written, subject to the satisfaction or waiver of each of the conditions contained in Article III.

               Section 3.1.1 Certificate; Execution of Counterparts. The Administrative Agent shall have received (a) the certificate referenced in
Section 2.1 and (b) counterparts of this Agreement duly executed and delivered by (i) the Borrower and (ii) the Administrative Agent on behalf of the Required Lenders and the Lenders holding more than 50% of the sum of the Revolving Loan Commitment Amount and the aggregate principal amount of Term A Loans outstanding that have executed and delivered to Administrative Agent their written consent to the waivers and consents contained herein.

               Section 3.1.2 Fees and Expenses. The Administrative Agent shall have received all fees and expenses due and payable pursuant to
Section 5.3 (to the extent then invoiced) and pursuant to the Credit Agreement (including all previously invoiced fees and expenses).


                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

               Section 4.1 Representations and Warranties. In order to induce the Required Lenders and the Administrative Agent to enter into this Agreement, the Borrower hereby represents and warrants to Agents, Issuer and each Lender, as of the date hereof, as follows:

               (a) the representations and warranties set forth in Article VI of the Credit Agreement (excluding, however, those contained in Section
6.7 of the Credit Agreement) and in each other Loan Document are, in each case, true and correct unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);

               (b) there is no pending or, to the knowledge of the Borrower or its Subsidiaries, threatened litigation, action, proceeding or labor controversy, except as disclosed in Item 6.7 of the Disclosure Schedule, affecting the Borrower, any of its Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect and no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in Item 6.7 which could reasonably be expected to have a Material Adverse Effect;

               (c) there is no pending or, to the knowledge of the Borrower or its Subsidiaries, threatened litigation, action, proceeding or labor controversy which purports to affect the legality, validity or enforceability of the Credit Agreement or any other Loan Document;

               (d) no Default has occurred and is continuing, and neither the Borrower nor any of its Subsidiaries nor any other Obligor is in material violation of any law or governmental regulation or court order or decree;

               (e) this Agreement has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except to the extent the enforceability hereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law; and

               (f) the execution, delivery and performance by the Borrower and its Subsidiaries of this Agreement does not (i) contravene the Borrower's Organic Documents, (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or (iii) result in, or require the creation or imposition of, any Lien (other than the Liens created under the Loan Documents in favor of Administrative Agent for the benefit of the Secured Parties) on any of the Borrower's properties.

               Section 4.2 Compliance with Credit Agreement. Each Obligor is in compliance in all material respects with all the terms and conditions of the Credit Agreement and the other Loan Documents to be observed or performed by it thereunder.


                                 ARTICLE V

                               MISCELLANEOUS

               Section 5.1 Full Force and Effect; Limited Waiver and Consent. Except as expressly provided herein, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are in all respects hereby ratified and confirmed. The waiver, consent and amendment set forth herein shall be limited precisely as provided for herein to the provisions expressly amended, waived or consented to hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of, or prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with, the Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower or any other Obligor which would require the consent of any of the Lenders under the Credit Agreement or any of the other Loan Documents.

               Section 5.2 Loan Document Pursuant to Credit Agreement. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement. Any breach of any representation, warranty, condition, covenant or agreement contained in this Agreement shall be deemed to be an Event of Default for all purposes of the Credit Agreement and the other Loan Documents.

               Section 5.3 Fees and Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the documents and transactions contemplated hereby, including the reasonable fees and disbursements of Mayer, Brown, and Platt, as counsel for the Administrative Agent.

               Section 5.4 Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

               Section 5.5 Execution in Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

               Section 5.6 Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Agreement.

               Section 5.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

               Section 5.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

               Section 5.9 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                   STILLWATER MINING COMPANY

                                     By:  /s/ James A. Sabala
                                          -----------------------------
                                          Name:  James A. Sabala
                                          TItle: Vice President



                                   TORONTO DOMINION (TEXAS), INC.,
                                   as Administrative Agent

                                   By: /s/ Lynn Chasin
                                       -------------------------------------
                                       Name:  Lynn Chasin
                                       Title: Vice President